Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED GUARANTY

This AMENDED AND RESTATED GUARANTY (this “Guaranty”) dated as of November 30, 2021, by GREYSTONE SELECT INCORPORATED, a Delaware corporation (the “Guarantor”), in favor of BANKUNITED, N.A., as the administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”) under that certain Credit Agreement, dated as of June 11, 2021, by and among AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and the Administrative Agent (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, the Lenders have agreed to make certain Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement;

WHEREAS, Greystone Select Holdings LLC, a Delaware limited liability company (the “Initial Guarantor”) entered into that certain Guaranty (the “Original Guaranty”), dated as of June 11, 2021;

WHEREAS, Borrower has requested that from and after the date hereof, Initial Guarantor shall be released from its obligations under the Original Guaranty and, that simultaneously therewith, Guarantor shall become obligated under this Guaranty on the terms and conditions set forth herein; and

WHEREAS, the Guarantor acknowledges that it will derive substantial direct and indirect financial and other benefits from the Loans from time to time made or to be made by the Lenders to the Borrower pursuant to the Credit Agreement and the other Loan Documents, and accordingly, Guarantor desires to enter into this Guaranty.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Guarantee. Effective only upon the occurrence of a Trigger Event (as defined below) and subject to the limitations set forth in this Section 2, Guarantor absolutely, unconditionally and irrevocably guarantees, irrespective of the validity or enforceability of any of the Loan Documents, and whether or not due or to become due before or after any bankruptcy or insolvency proceeding involving Borrower or Mortgagor or would have become due but for such bankruptcy proceeding, as a primary obligor and not merely as a surety, (i) the full, prompt and punctual payment of all Obligations of every kind, including without limitation, (A) the principal of and premium, if any, and interest (including amounts due upon the acceleration of the Obligations, and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, together with all reasonable documented out-of-pocket charges, fees, costs and expenses, indemnification, reasonable documented out-of-pocket attorneys’ fees, and any other Obligation, and (B) all other monetary obligations, including reasonable documented out-of-pocket fees, costs and expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties and Administrative Agent under the Credit Agreement and the other Loan Documents; (ii) the prompt, full and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents; (iii) the full, prompt and punctual payment of all of the Mortgagor’s obligations under the Loan Documents executed by it; and, (iv) the prompt, full and punctual performance of all covenants, agreements, obligations and liabilities of the Mortgagor under or pursuant to the Loan Documents executed by it (all the monetary and other obligations referred to in the preceding clauses (i) through (iv) being collectively called the “Guaranteed Obligations”). Guarantor further agrees that the Guaranteed Obligations may be extended, renewed or increased, in whole or in part, without notice to or further assent from Guarantor and that Guarantor will remain bound upon its guarantee notwithstanding any extension, renewal, or increase of any Guaranteed Obligations. Guarantor further agrees to pay (x) all reasonable documented out-of-pocket costs and expenses, legal and/or otherwise (including, but not limited to, court costs and reasonable documented out-of-pocket attorneys’ fees and expenses), paid or actually incurred by Administrative Agent on behalf of Lenders in endeavoring to collect the Guaranteed Obligations, or any part thereof, or in enforcing this Guaranty or in defending any suit based on any act of commission or omission of Administrative Agent or Lenders with respect to the Guaranteed Obligations, the Collateral, or this Guaranty or in connection with any Recovery Claim (as defined below) other than as attributable to the gross negligence or willful misconduct of Administrative Agent (if any) as finally determined in a non-appealable judicial proceeding (collectively, the “Enforcement Costs”); and (y) the Guaranteed Obligations and Enforcement Costs and any and all costs, losses, damages and reasonable documented out-of-pocket attorney’s fees actually incurred by the Administrative Agent or any Lender in connection with the misapplication or misappropriation of any insurance proceeds (each of the aforesaid are collectively referred to as “Extraordinary Claims”). The Guaranteed Obligations, plus the Enforcement Costs, plus any Extraordinary Claims, less any amounts realized and recovered by the Administrative Agent on account of the Guaranteed Obligations, whether received or recovered from the Borrower, any other Person or by foreclosing on the Collateral or otherwise, such amount is collectively referred to herein as the “Guaranteed Liabilities”. Notwithstanding any other provision of this Guaranty to the contrary, the Guarantor shall only be liable for the Guaranteed Liabilities, and the Administrative Agent and Lenders shall only be entitled to enforce this Guaranty to the extent of such Guaranteed Liabilities, after all of the following have occurred (collectively, the “Trigger Event”): (i) the Administrative Agent has provided notice to Borrower of an Event of Default under the Credit Agreement, and a period of nine (9) months has lapsed following the date of such notice without cure of the Event of Default (to the extent that a cure provision is expressly permitted in the Loan Documents) or waiver of the Event of Default in writing by the Administrative Agent; and, (ii) the Administrative Agent has, in good faith, (x) taken all appropriate actions (as determined by the Administrative Agent in its sole discretion, and which determination may be that no action is appropriate) to enforce its liens and security interests against the Suites on Paseo Property (other than through a judicial foreclosure action or non-judicial foreclosure proceeding), and (y) has commenced and diligently completed a judicial foreclosure action or non-judicial foreclosure proceeding with respect to the Suites on Paseo Property, resulting in the sale of the Suites on Paseo Property. Borrower, Guarantor and Mortgagor (and any other mortgagor of the Suites on Paseo Property, if applicable) agree to refrain from opposing such foreclosure proceedings following the occurrence and during the continuation of Event of Default under the Credit Agreement.

SECTION 3. Obligations Not Waived. To the fullest extent permitted by applicable law but subject to the limitations set forth in Section 2 above, Guarantor waives presentment or protest to, demand of or payment from the Borrower or Mortgagor of any of the Guaranteed Liabilities, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, but subject to the limitations set forth in Section 2 above, the obligations of Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or Lenders to assert any claim or demand or to enforce or exercise any right or remedy against Borrower, Mortgagor or any other guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Guaranty, any other Loan Document, any guarantee or any other agreement, including with respect to any other guarantor under this Guaranty, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or Lenders. Guarantor hereby also waives notice of any loan or other financial accommodations made or extended to Borrower or the creation or existence of any Guaranteed Liabilities, notice of the amount of the Guaranteed Liabilities, subject, however, to Guarantor’s right to make inquiry of Administrative Agent to ascertain the amount of the Guaranteed Liabilities at any reasonable time, notice of any adverse change in the financial condition of Borrower or Mortgagor or of any other fact that might increase Guarantor’s risk hereunder or the dollar amount of Guarantor’s liability, notice of any event of default by Borrower or Mortgagor under any instrument, writing or agreement with Administrative Agent or any Lender including the Loan Documents, and all other notices (except if such notice is specifically required to be given to Guarantor hereunder) and demands to which Guarantor might otherwise be entitled. Without limiting the foregoing but subject to the limitations set forth in Section 2 above, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Administrative Agent or any Lender to enforce this Guaranty that may be waived by law, including defenses based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

SECTION 4. Reserved.

SECTION 5. Guaranty of Payment; Primary Obligations; Application of Payments; Interest.

(a)
Subject to the limitations set forth in Section 2 above, Guarantor further agrees that its guaranty constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or Lenders to any of the security held for payment of the Guaranteed Liabilities or to any balance of any deposit account or credit on the books of the Administrative Agent or Lenders in favor of Borrower or any other Person.
(b)
Subject to the limitations set forth in Section 2 above, this Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance and not of collection which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of any instrument, writing or agreement relating to the Guaranteed Liabilities. Guarantor agrees that the obligations of Guarantor hereunder are independent of the obligations of Borrower, Mortgagor or any other guarantor, and that a separate action may be brought against Guarantor whether such action is brought against Borrower, Mortgagor or any other guarantor or whether Borrower, Mortgagor or any such other guarantor is joined in such action. Subject to the limitations set forth in Section 2 above, Guarantor agrees that Guarantor’s liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement of any lien, security interest, mortgage or realization upon any security or collateral Administrative Agent may at any time possess. Subject to the limitations set forth in Section 2 above, Guarantor agrees that any release which may be given by Administrative Agent to Borrower, Mortgagor or any other guarantor shall not release Guarantor from Guarantor’s obligations and liabilities hereunder. Subject to the limitations set forth in Section 2 above, Guarantor consents and agrees that Administrative Agent shall be under no obligation to marshal any assets of Borrower, Mortgagor or any other guarantor in favor of said Guarantor, or against or in payment of any or all of the Guaranteed Liabilities.
(c)
The obligations of Guarantor under this Guaranty, and the rights of Administrative Agent on behalf of the Lenders to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not, subject to the limitations set forth in Section 2 above, be in any way affected by any of the following:
(i)
any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, Mortgagor, the Collateral or any part thereof, Guarantor or any other Person;
(ii)
any failure by Administrative Agent, any Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Credit Agreement, or any other Loan Documents, or any document or instrument relating thereto;
(iii)
the sale, transfer or conveyance of the Collateral or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Collateral or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower, Mortgagor, or the Collateral or any interest therein;
(iv)
the conveyance to Administrative Agent, any Lender, any Affiliate of Administrative Agent or a Lender, or Administrative Agent or a Lender’s nominee of the Collateral or any interest therein by a deed-in-lieu of foreclosure;
(v)
the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or
(vi)
the release in whole or in part of any collateral for any or all Guaranteed Liabilities or for the Loan or any portion thereof.
(d)
Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Administrative Agent or any Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.
(e)
Administrative Agent may deal with Borrower, Mortgagor, and Affiliates of Borrower and Mortgagor in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Administrative Agent, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.
(f)
Subject to the limitations set forth in Section 2 above, no compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if any Loan Document is modified with Administrative Agent’s consent, the Guaranteed Liabilities shall automatically be deemed modified to include such modifications.
(g)
Subject to the limitations set forth in Section 2 above, Administrative Agent may proceed to protect and enforce any or all of its and the Lenders’ rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable Legal Requirements, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Administrative Agent and the Lenders shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.
(h)
No waiver shall be deemed to have been made by Administrative Agent or any Lender of any rights hereunder unless the same shall be in writing and signed by Administrative Agent or the Lenders, as applicable, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Administrative Agent and the Lenders or the obligations of Guarantor to Administrative Agent and the Lenders in any other respect or at any other time.
(i)
At the option of Administrative Agent, but subject to the limitations set forth in Section 2 above, Guarantor may be joined in any action or proceeding commenced by Administrative Agent against Borrower or Mortgagor in connection with or based upon any other Loan Documents and subject to the limitations set forth in Section 2 above, recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor’s liability hereunder, without any requirement that Administrative Agent first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.
(j)
Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower, Mortgagor or Guarantor to Administrative Agent or any Lender and such payment is rescinded or must otherwise be returned by Administrative Agent or such Lender (as determined by Administrative Agent or such Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, Mortgagor or Guarantor, all as though such payment had not been made.
(k)
In the event that Guarantor shall become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Liabilities or in the event that for any reason whatsoever Borrower, Mortgagor or any subsequent owner of the Collateral or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to the Guaranteed Liabilities, at any time owed to Administrative Agent or any Lender under the Loan Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until the Guaranteed Liabilities have been paid in full (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable). Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Administrative Agent or any Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Administrative Agent on behalf of the Lenders of payment in full of the Guaranteed Liabilities (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable). If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Administrative Agent or any Lender shall not have been fully paid, such amount shall be paid by Guarantor to Administrative Agent for credit and application against such sums due and owing to Administrative Agent or any Lender.
(l)
Guarantor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Suites on Paseo Property or Collateral and the exercise by Administrative Agent and the Lenders of any of their remedies pursuant to the Loan Documents.
(m)
All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows; first, to all reasonable document out-of-pocket costs and expenses (including, but not limited to, reasonable documented out-of-pocket attorneys’ fees, expenses and court costs) incurred by Administrative Agent in enforcing this Guaranty or in collecting the Guaranteed Liabilities; second, to all accrued and unpaid interest and fees owing to Administrative Agent and Lenders constituting Guaranteed Liabilities; and third, to the balance of the Guaranteed Liabilities, all subject to the terms of the Credit Agreement.
(n)
If Guarantor fails to pay all or any sums due hereunder upon demand by Administrative Agent, the amount of such sums payable by Guarantor to Administrative Agent shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

SECTION 6. Financial Statements and Other Reporting. Guarantor shall deliver to the Administrative Agent:

(a)
As soon as available, and in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year (excluding the fourth Fiscal Quarter) the consolidated balance sheets of the Guarantor and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Guarantor and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, together with a certification of the chief financial officer of the Guarantor (or a Person holding a comparable position), as applicable, that such financial statements fairly present, in all material respects, the financial condition of the Guarantor, as at the dates indicated and the results of its operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and complete with supporting notes and schedules as applicable.
(b)
As soon as available, and in any event within 120 days after the end of each Fiscal Year, (x) the consolidated balance sheets of the Guarantor and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Guarantor and its Subsidiaries for such Fiscal Year, in reasonable detail complete with supporting notes and schedules, as applicable, together with a certification of the chief financial officer of the Guarantor (or a Person holding a comparable position), as applicable, that such financial statements fairly present, in all material respects, the financial condition of the Guarantor, as at the dates indicated and the results of its operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; and (y) with respect to such consolidated financial statements an audit report thereon from an independent certified public accounting firm of recognized national standing selected by the Guarantor and reasonably acceptable to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with auditing standards generally accepted in the United States of America.
(c)
Together with the delivery of financial statements pursuant to Sections 6(a) and (b) above, a duly executed and completed Compliance Certificate in the form attached hereto as Exhibit A.
(d)
Each of the deliverables described in Section 6.1(d) and Section 6.1(p) of the Credit Agreement, as if such provisions were incorporated herein and apply to the Guarantor, mutatis mutandis.

SECTION 7. Covenants.

(a)
Financial Covenants. The financial covenants in this section shall be tested quarterly on the last business day of such quarter (each such date, the “Measurement Date”).
(i)
Guarantor shall maintain at all times (A) a Minimum Consolidated Liquidity of not less than $10,000,000 and (B) a Minimum Consolidated Tangible Net Worth of not less than $100,000,000.
(ii)
Guarantor shall (A) promptly notify Administrative Agent if the Tangible Net Worth of Guarantor declines by more than twenty percent (20.00%) between any one Measurement Date and the Measurement Date occurring at the end of calendar quarter ending immediately thereafter, and (ii) without regard to the required Tangible Net Worth threshold, ensure that the Tangible Net Worth of Guarantor does not decline in an amount greater than thirty-five percent (35.00%) between any one Measurement Date and the Measurement Date occurring at the end of the two consecutive calendar quarters ending immediately thereafter.
(b)
Each of the covenants set forth in Section 6.2, Section 6.5(a), Section 6.6, Section 6.11, Section 7.4, Section 7.8(a) and Section 7.12 of the Credit Agreement are incorporated herein and shall apply to the Guarantor, mutatis mutandis.

SECTION 8. No Discharge or Diminishment of Guaranty. The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Liabilities (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable)), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Liabilities, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Liabilities or otherwise. Without limiting the generality of the foregoing but subject to the limitations set forth in Section 2 above, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or Lenders to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Liabilities, or to the fullest extent that Guarantor may prospectively waive such defenses under applicable law, by any other act or omission that may or might in any manner or to the extent vary the risk of Guarantor or that would otherwise operate as a discharge of Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

SECTION 9. Defenses Waived.

(a)
To the fullest extent permitted by applicable law, Guarantor waives any defense based on or arising out of any defense of Borrower or Mortgagor or the unenforceability of the Guaranteed Liabilities or any part thereof from any cause, or the cessation from any cause of the liability of Borrower or Mortgagor, other than the payment in full in cash of the Guaranteed Liabilities (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable), including without limitation, Sections 2809, 2810, 2819, 2845, 2848, 2849, 2850 and 2855 of the California Civil Code and any successor provisions. Subject to the limitations set forth in Section 2 above, the Administrative Agent and Lenders may, at their election, compromise or adjust any part of the Guaranteed Liabilities, make any other accommodation with Borrower, Mortgagor or any other guarantor, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Guaranteed Liabilities have been fully paid in cash (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable) and the Commitments have been terminated. Pursuant to applicable law, Guarantor waives any defense arising out of any such election even though such election, such as a nonjudicial foreclosure with respect to security for the Obligations, operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower, Mortgagor or any other guarantor, as the case may be, or any security, by the operation of Section 580d of the California Code of Civil Procedure, Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, or otherwise. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Borrower's obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure and any successor provisions.
(b)
Guarantor understands and acknowledges that if Administrative Agent forecloses judicially or nonjudicially against any real property that is security for the Borrower's obligations under the Loan Documents, such foreclosure could impair or destroy any right or ability that Guarantor may have to seek reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this waiver such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on California Code of Civil Procedure Section 580d as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr. 64 (1968), on the grounds, among others, that Administrative Agent should be estopped from pursuing Guarantor because Administrative Agent's election to foreclose may have impaired or destroyed such subrogation, reimbursement, contribution, or indemnification rights of Guarantor. By execution of this Guaranty, Guarantor intentionally, freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be liable under this Guaranty even though Administrative Agent had foreclosed judicially or nonjudicially against any real or personal property collateral for Borrower's obligations; (ii) agrees that Guarantor will not assert that defense in any action or proceeding which Administrative Agent may begin to enforce this Guaranty; and (iii) acknowledges and agrees that the rights and defenses waived by Guarantor in this Guaranty include any right or defense that Guarantor may have or be entitled to assert based on or arising out of any one or more of California Code of Civil Procedure Sections 580a, 580b, 580d, or 726, or California Civil Code Section 2848.
(c)
Guarantor intentionally, freely, irrevocably and unconditionally waives and relinquishes all rights which may be available to it under any provision of California law or under any California judicial decision, including Sections 580a, 580d and 726(b) of the California Code of Civil Procedure, to limit the amount of any deficiency judgment or other judgment which may be obtained against Guarantor under this Guaranty to not more than the amount by which the unpaid Guaranteed Liabilities exceeds the fair market value or fair value of any real or personal property securing the Guaranteed

Obligations, including all rights to an appraisement of, judicial or other hearing on, or other determination of the value of said property. Guarantor acknowledges and agrees that, as a result of the foregoing waiver, Administrative Agent may, at its option (but subject to the occurrence of a Trigger Event as set forth in Section 2 hereinabove), proceed directly and at once, against Guarantor to collect and recover the full amount of the Guaranteed Liabilities or any portion thereof, without proceeding against Borrower or any other Person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the mortgaged property or other collateral for the Loans, and Administrative Agent may be entitled to recover from Guarantor an amount which, when combined with the value of any real or personal property foreclosed upon by Administrative Agent (or the proceeds of the sale of which have been received by Administrative Agent) and any sums collected by Administrative Agent from Borrower or other Persons, might exceed the amount of the Guaranteed Obligations.
(d)
Guarantor agrees that any Guaranteed Obligations which remain owing under the Loan Documents after the application of payments received from Borrower and the application of proceeds received from the foreclosure of the Mortgage (or after application of the credit bid of Administrative Agent at the foreclosure sale) and other liquidation of the Collateral for the Loan, shall be deemed to be part of the Guaranteed Liabilities; and Guarantor may not claim or contend so long as any such Guaranteed Obligations remain outstanding that any payments received by Administrative Agent from Borrower or otherwise, or proceeds received by Administrative Agent on the liquidation of the Collateral for the Loans, shall have reduced or discharged Guarantor's liability or obligations hereunder. Guarantor hereby waives any right it might otherwise have under Section 2822 of the California Civil Code or similar law or otherwise to have Borrower designate the portion of any Guaranteed Obligations to be satisfied in the event that Borrower provides partial satisfaction of such indebtedness and obligations. Guarantor acknowledges and agrees that Borrower may already have agreed with Administrative Agent, or may hereafter agree, that in any such event the designation of the portion of the Guaranteed Obligations to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Administrative Agent rather than by Borrower. Nothing contained in this Section shall be deemed to (i) limit or otherwise impair any of the waivers or agreements of Guarantor contained in the other Sections of this Guaranty, (ii) require Administrative Agent to proceed against Borrower, Mortgagor or any Collateral for the Loans before proceeding against Guarantor (any such requirement having been specifically waived), subject to the occurrence of a Trigger Event as set forth in Section 2 hereinabove; or (iii) limit or otherwise impair any rights Administrative Agent would have in the absence of this Section.

SECTION 10. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent and Lenders have at law or in equity against Guarantor by virtue hereof, upon the failure of Borrower and/or Mortgagor to pay any obligations, each when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor, subject to the limitations set forth in Section 2 above, hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or Lenders, as applicable, in cash the amount of the Guaranteed Liabilities. Upon payment by Guarantor of any sums to the Administrative Agent or Lenders, as applicable, all rights of Guarantor against Borrower or Mortgagor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Liabilities (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable). In addition, any indebtedness of Borrower or Mortgagor now or hereafter held by Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Liabilities (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable). If any amount shall erroneously be paid to Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of Borrower or Mortgagor after the occurrence and during the continuance of an Event of Default, such amount shall be held in trust for the benefit of the Administrative Agent and Lenders and shall forthwith be paid to the Administrative Agent or Lenders, as applicable, to be credited against the payment of the Guaranteed Liabilities, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 11. Information. Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and Mortgagor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Liabilities and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that the Secured Parties will not have any duty to advise the Guarantor of information known to it regarding such circumstances or risks.

SECTION 12. Representations and Warranties . Guarantor represents and warrants to Administrative Agent and the Lenders as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)
Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents.
(b)
Guarantor is a corporation company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by Guarantor.
(c)
This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.
(d)
The execution, delivery and performance by Guarantor of its obligations under this Guaranty have been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor’s certificate of formation, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound. Guarantor is not in default under any other guaranty in an amount in excess of Two Million Dollars ($2,000,000.00) which it has provided to Administrative Agent or any Lender.
(e)
There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor’s knowledge, threatened in writing against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which would reasonably be expected to result in a Material Adverse Effect. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which would reasonably be expected to result in a Material Adverse Effect.
(f)
All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of

Guarantor’s obligations under this Guaranty will be obtained when required, except where the failure so obtain would not reasonably be expected to result in a Material Adverse Effect.
(g)
All financial statements of Guarantor heretofore delivered to Administrative Agent are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no Materially Adverse Effect has occurred in the financial conditions reflected therein since December 31, 2020. None of the aforesaid financial statements or any certificate or written statement furnished to Administrative Agent or any Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading (other than projections and budgets or forward looking statements or information of a general industry or economic nature). After giving effect to the transactions contemplated by the Loan Documents, the Guarantor will be Solvent.
(h)
Guarantor is the owner, directly or indirectly, of a majority controlling interest in the general partnership interests in Borrower. Guarantor is currently informed of the financial condition of Borrower and Mortgagor, and of all other circumstances which a diligent inquiry would reveal and which would bear upon the risk of nonpayment of the Guaranteed Liabilities. Guarantor will continue to keep informed of the financial condition of Borrower and Mortgagor and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Liabilities.
(i)
Each of the representations and warranties set forth in Section 5.20 and Section 5.22(a) of the Credit Agreement are incorporated herein and shall apply to the Guarantor, mutatis mutandis.

SECTION 13. Termination. The guarantees made hereunder (i) shall terminate when all of the Guaranteed Liabilities have been paid in full in cash and the Administrative Agent and Lenders have no further commitment to lend under the Credit Agreement (other contingent indemnification obligations and other contingent obligations not yet accrued and payable) and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or Lenders or Guarantor upon the bankruptcy or reorganization of Borrower, Mortgagor, Guarantor or otherwise. In connection with the foregoing, the Administrative Agent and Lenders shall execute and deliver to Guarantor or Guarantor’s designee, at Guarantor’s expense, any documents or instruments that Guarantor shall reasonably request to evidence such termination and release.

SECTION 14. Binding Effect; Several Agreement; Assignments. Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Guaranty shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Guaranty shall become effective as to Guarantor when a counterpart hereof executed on behalf of Guarantor shall have been delivered to the Administrative Agent and Lenders, and a counterpart hereof shall have been executed on behalf of the Administrative Agent and Lenders, and thereafter shall be binding upon Guarantor and the Administrative Agent and Lenders and their respective successors and assigns, and shall inure to the benefit of Guarantor and the Administrative Agent, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (including, without limitation, pursuant to a plan of Division or any other operation of law) (and any such attempted assignment shall be void ab initio). This Guaranty shall be construed as a separate agreement with respect to Guarantor and may be amended, modified, supplemented, waived or released with respect to Guarantor without the approval of any other guarantor and without affecting the obligations of any other guarantor hereunder.

SECTION 15. Waivers; Amendment.

(a)
No failure or delay of the Administrative Agent or Lenders of any kind in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Guarantor in any case shall entitle Guarantor to any other or further notice in similar or other circumstances.
(b)
Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between (i) the Administrative Agent and (ii) the Guarantor with respect to which such waiver, amendment or modification relates.

SECTION 16. Governing Law. THIS GUARANTY, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, PERFORMANCE AND THE OBLIGATIONS ARISING HEREUNDER, AND ANY AND ALL CLAIMS RELATING TO OR ARISING OUT OF THIS GUARANTY OR THE BREACH THEREOF, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, IN EACH CASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OR CHOICE OF LAWS.

SECTION 17. Notices. All notices, requests and other communications hereunder shall be delivered in the manner required by the Credit Agreement and shall be sufficiently given to the Administrative Agent or Guarantor if addressed or delivered to them at, in the case of the Administrative Agent and Borrower, its addresses, email addresses, and telecopier numbers specified in Section 10.1 to the Credit Agreement and in the case of any other guarantor, or Mortgagor, at the aforementioned address of the Borrower.

SECTION 18. Survival of Agreement; Severability; Restatement and Release. The terms of Section 10.8 and Section 10.10 of the Credit Agreement are incorporated herein mutatis mutandis. This Guaranty hereby amends, restates and supersedes the Original Guaranty in its entirety and the Initial Guarantor is hereby released from its obligations under the Original Guaranty.

(a)
All covenants, agreements representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guaranty or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent and Lenders and shall survive the making by the Administrative Agent and Lenders of the Loans regardless of any investigation made by the Administrative Agent and/or Lenders, and shall continue in full force and effect until the Guaranteed Liabilities have been paid in full (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable) and the Commitments have been terminated.
(b)
In the event one or more of the provisions contained in this Guaranty or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

SECTION 19. Counterparts. The terms of Section 10.21 of the Credit Agreement are incorporated herein mutatis mutandis.

SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.4 of the Credit Agreement shall be applicable to this Guaranty, mutatis mutandis.

SECTION 21. Jurisdiction; Consent to Service of Process. The terms of Section 10.14(b) of the Credit Agreement are incorporated herein mutatis mutandis

SECTION 22. WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY OR THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES HERETO, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

SECTION 23. Right of Setoff. The terms of Section 10.3 of the Credit Agreement are incorporated herein mutatis mutandis; provided however, neither the Administrative Agent nor any Secured Party shall be permitted to enforce such rights of Setoff until such time as a Trigger Event has occurred.

SECTION 24. Savings Clause.

(a)
It is the intent of Guarantor, the Administrative Agent and the Secured Parties that Guarantor’s maximum obligations hereunder shall be, but not in excess of:
(i)
in a case or proceeding commenced by or against Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) on or within one year from the date on which any of the Guaranteed Liabilities are incurred, the maximum amount which would not otherwise cause the Guaranteed Liabilities (or any other obligations of Guarantor owed to the Secured Parties) to be avoidable or unenforceable against Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(ii)
in a case or proceeding commenced by or against Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Liabilities are incurred, the maximum amount which would not otherwise cause the Guaranteed Liabilities (or any other obligations of Guarantor to the Secured Parties) to be avoidable or unenforceable against Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(iii)
in a case or proceeding commenced by or against Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Liabilities (or any other obligations of Guarantor to the Secured Parties) to be avoidable or unenforceable against Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.
(b)
The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Liabilities (or any other obligations of Guarantor to the Secured Parties) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions.” To the extent set forth in Section 25(a), but only to the extent that the Guaranteed Liabilities would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Liabilities, or if the Guaranteed Liabilities would render Guarantor insolvent, or leave Guarantor with an unreasonably small capital to conduct its business, or cause Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Liabilities are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by Guarantor, the maximum Guaranteed Liabilities for which Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Liabilities (or any other obligations of Guarantor to the Administrative Agent and Lenders), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.
(c)
This Section 24 is intended solely to preserve the rights of the Administrative Agent and the Secured Parties hereunder to the maximum extent that would not cause the Guaranteed Liabilities of Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section 25 as against the Administrative Agent and Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

SECTION 25. Recovery Claims. Should a claim (“Recovery Claim”) be made upon Administrative Agent or Lenders at any time for recovery of any amount received by Administrative Agent or Lenders in payment of the Guaranteed Liabilities (whether received from Borrower, Mortgagor or Guarantor pursuant hereto, or otherwise) and should Administrative Agent or any Lender repay all or part of said amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over Administrative Agent or any Lender or any of its respective property; or (b) any reasonable settlement or compromise of any such Recovery Claim effected by Administrative Agent or such Lender with the claimant (including Borrower and Mortgagor), Guarantor shall remain liable to Administrative Agent and Lenders for the amount so repaid to the same extent as if such amount had never originally been received by Administrative Agent and Lenders, notwithstanding any termination hereof or the return of this document to Guarantor or the cancellation of any note or other instrument evidencing any of the Guaranteed Obligations.

SECTION 26. Indemnification. Guarantor agrees to and shall indemnify, defend and hold harmless Administrative Agent and Lenders (and each of their respective officers, employees, directors, equity holders, affiliates, attorneys, successors, assigns, and Administrative Agents) (collectively, the

“Indemnified Parties” and individually an “Indemnified Party”) from and against any and all demands, claims, suits, actions, or liabilities asserted by any party and against all losses, penalties, damages and reasonable documented out-of-pocket costs, and expenses (including, without limitation, reasonable documented out-of-pocket attorneys’ fees) in any way suffered, incurred, or paid by Administrative Agent or Lenders as a result of or in any way arising out of Administrative Agent’s or any Lender’s transactions with Borrower or Mortgagor under or pursuant to any of the Loan Documents at any time; provided, that Guarantor shall not have any obligation to indemnify, defend and hold harmless an Indemnified Party with respect to (x) matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party as finally determined in a non-appealable judicial proceeding, (y) result from a claim brought by Borrower or Guarantor or any other Person obligated under any Loan Document against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if Borrower, Guarantor or such other Person has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of Borrower, Guarantor or such other Person and that is brought by an Indemnified Party against another Indemnified Party (other than against the arranger or Administrative Agent in their capacities as such).

SECTION 27. Keepwell. If Guarantor is a Qualified ECP Guarantor, it absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by Borrower to honor all of its obligations under the Credit Agreement in respect of Hedging Obligations (provided, however, that Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, to be avoidable or unenforceable against Guarantor in such proceeding as a result of applicable Legal Requirements, including, without limitation, (A) Section 548 of the Bankruptcy Code of the United States and (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of the United States or otherwise, and not for any greater amount). The obligations of Guarantor under this Section shall remain in full force and effect until the later of (i) the Guaranteed Obligations (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable) shall have been paid, performed and completed in full, and (ii) the Loan, Hedging Obligations and all interests, fees, and other amounts due from the Borrower under the Loan Documents and the Master Agreement or other documentation in connection with such Hedging Transactions have been paid in full (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable). Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, (i) “Commodity Exchange Act” means 7 U.S.C. §1 et seq., as amended from time to time, and any successor statute and (ii) “Qualified ECP Guarantor” means, at any time, the Guarantor, with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and that can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 28. Review by Guarantor. Guarantor acknowledges that Guarantor has thoroughly read and reviewed the terms and provisions of this Guaranty, and that such terms and provisions are clearly understood by Guarantor, and has been fully and unconditionally consented to by Guarantor with the full benefit and advice of counsel chosen by Guarantor.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty as of the day and year first above written.

GUARANTOR: GREYSTONE SELECT INCORPORATED, a Delaware corporation By: /s/ Curtis Pollock Name: Curtis Pollock Title: Vice President

ADMINISTRATIVE AGENT: BANKUNITED, N.A., as Administrative Agent By: /s/ Jonathan Smith Name: Jonathan Smith Title: Senior Vice President

Signature Page to Guaranty